Exhibit 5.1

February 6, 2015

Oncothyreon Inc.

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Oncothyreon Inc., a Delaware corporation (the “Company”), of (a) up to 15,525,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), to be issued pursuant to that certain Underwriting Agreement (the “Common Underwriting Agreement”), dated as of even date herewith, between the Company and Jefferies LLC, as representative (the “Representative”) of the underwriters named in Schedule I thereto, consisting of shares of common stock registered pursuant to Registration Statement No. 333-201317 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated January 7, 2015, included therein (the “Base Prospectus”), and the related prospectus supplement dated February 6, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (the “Common Prospectus Supplement”), and (b) up to 1,333 shares of the Company’s Series B convertible preferred stock, par value $0.0001 per share (the “Preferred Shares” and together with the Common Shares, the “Securities”), to be issued pursuant to that certain Underwriting Agreement (the “Preferred Underwriting Agreement” and together with the Common Underwriting Agreement, the “Underwriting Agreements”), dated as of even date herewith, between the Company and the Representative of the underwriters named in Schedule I thereto, consisting of shares of preferred stock registered pursuant to the Registration Statement, filed with the Commission under the Act, the Base Prospectus, and the related prospectus supplement dated February 6, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (the “Preferred Prospectus Supplement” and together with the Base Prospectus, and the Common Prospectus Supplement, the “Prospectus”). The offering of the Common Shares and the Preferred Shares is referred to collectively as the “Offering.” The Securities are to be sold by the Company as described in the Registration Statement and the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on February 4, 2015 (as amended, the “Restated Certificate”);

Oncothyreon Inc.

February 6, 2015

(2) the Company’s Bylaws, as amended, certified by the Company’s Chief Executive Officer on February 6, 2015 (as amended, the “Bylaws”);

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus;

(5) the following minutes of meetings of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which the Restated Certificate and the Bylaws were approved: (i) action by Incorporator of the Company dated September 7, 2007, at which resolutions were adopted approving the Bylaws; (ii) minutes of a meeting of the Board held on June 12, 2009, at which resolutions were adopted approving the amendment to the Bylaws; (iii) minutes of a meeting of the Board held on September 27, 2007, at which resolutions were adopted approving the Restated Certificate; (iv) minutes of a special meeting of the Stockholders held on December 4, 2007, at which resolutions were adopted by the Stockholders adopting and approving the Restated Certificate; (v) minutes of a meeting of the Board held on March 20, 2014, at which resolutions were adopted approving the amendment to the Restated Certificate (the “Certificate Amendment”); and (vi) minutes of a meeting of the Stockholders held on June 6, 2014, at which resolutions were adopted by the Stockholders adopting and approving the Certificate Amendment.

(6) the following minutes of meetings of the Board or the Pricing Committee of the Board (the “Pricing Committee”) at which the Offering was adopted and approved: (i) minutes of meetings of the Board held on December 4, 2014 and February 3, 2015 and (ii) minutes of a meeting of the Pricing Committee held on February 6, 2015;

(7) a certificate from the Company’s transfer agent dated February 4, 2015 verifying the number of the Company’s issued and outstanding shares of capital stock as of February 3, 2015;

(8) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware, dated February 4, 2015, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Delaware Certificate of Good Standing”);

(9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”);

(10) the Company’s Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock as approved by the Board at a meeting held on September 17, 2014;

Oncothyreon Inc.

February 6, 2015

(11) a specimen certificate for shares of the Company’s Series A Convertible Preferred Stock;

(12) the Company’s Certificate of Designation of Rights, Preferences and Privileges of Series B Convertible Preferred Stock as approved by the Pricing Committee at a meeting held on February 6, 2015 (the “Certificate of Designation”);

(13) a specimen certificate for shares of the Company’s Series B Convertible Preferred Stock;

(14) the Current Report on Form 8-K with which this opinion is filed as an exhibit (the “Form 8-K”); and

(15) the Underwriting Agreements.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents by each party thereto other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Washington, and (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

With respect to our opinions expressed in paragraphs (2) and (3) below as to the Preferred Shares, we have assumed that the Certificate of Designation will be properly filed with the Secretary of State of the State of Delaware, in the form reviewed by us, prior to the issuance of the Preferred Shares.

Oncothyreon Inc.

February 6, 2015

With respect to the Preferred Shares, we have assumed that, as of each and every time any of the Preferred Shares are converted, the Company will have a sufficient number of authorized and unissued shares of Common Stock available for issuance under its Restated Certificate to permit conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation without the breach or violation of any other agreement, commitment or obligation of the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

(2) When the Securities are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the resolutions adopted by the Board, then such Securities will be validly issued, fully paid and nonassessable.

(3) The Common Shares issuable upon conversion of the Preferred Shares, when issued upon the conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

Oncothyreon Inc.

February 6, 2015

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

FENWICK & WEST LLP

/s/ Fenwick & West LLP